Exhibit 5.1

April 9, 2026

Digi Power X Inc.

110 Yonge Street, Suite 1601

Toronto, Ontario M5C 1T4

Re:	Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as British Columbia counsel to you in connection with your filing of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by Digi Power X Inc., a company governed by the Business Corporations Act (British Columbia) (the “Company”), from time to time of any combination of (i) subordinate voting shares of the Company (the “Shares”), (ii) debt securities of the Company (“Debt Securities”), (iii) warrants to purchase Shares or Debt Securities (“Warrants”), (iv) subscription receipts to purchase Shares, Warrants, or a combination of Shares and Warrants (“Subscription Receipts”); (v) share purchase contracts in respect of the future purchase or sale of Shares (“Share Purchase Contracts”); (vi) rights to purchase securities of the Company (“Rights”); and (vii) units comprised of Shares, Warrants or other securities of the Company in any combination (“Units”).

The Shares, Debt Securities, Warrants, Subscription Receipts, Share Purchase Contracts, Rights and Units are sometimes referred to collectively herein as the “Securities”. Securities may be issued in an unspecified number (with respect to Shares, Warrants, Subscription Receipts, Share Purchase Contracts, Rights and Units) or in an unspecified principal amount (with respect to Debt Securities). The Registration Statement provides that the Securities may be offered together or separately, in one or more offerings, in amounts, at prices and on the terms that the Company will determine at the time of the offering and which will be set forth in a prospectus supplement (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have examined the Registration Statement and, for the purposes of this opinion, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of and relied upon the notice of articles (the “Notice of Articles”) and the articles of the Company (the “Articles”). We have considered such questions of law and examined such public and corporate records, certificates and other documents and conducted such other examinations as we have considered necessary to give the opinions set forth below. We have relied, without independent verification, on certificates of public officials and, as to certain factual matters, upon certificates of officers of the Company.

We have assumed the legal capacity of all individuals, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, electronic, photostatic or facsimile copies.

The opinions expressed below are limited solely to the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and such effectiveness shall not have been terminated or rescinded; (ii) the Securities will have the terms described in and will otherwise be issued as described in the Registration Statement or in a Prospectus Supplement and a Prospectus Supplement will have been prepared and filed with the SEC regarding the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; (iv) there shall not have occurred any change in law affecting the validity or enforceability of such Securities; (v) at the time of the issuance of any Securities not issued and outstanding as at the date hereof, the Company will be a validly existing company under the law of its jurisdiction of incorporation, (vi) all the foregoing actions to be taken by the Company will have been taken so as not to violate any applicable law and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property, (vii) each of the Debt Securities, Warrants, Subscription Receipts, Share Purchase Contracts, Convertible Securities, Rights and Units, and the indentures and agreements governing Securities offered pursuant to the Registration Statement will be enforceable against each of the parties thereto (other than the Company) in accordance with their terms, (viii) any agreements pursuant to which Debt Securities or Subscription Receipts shall be offered or issued will be governed by Canadian law or the laws of a province thereof; and (viii) after the issuance of any Securities offered pursuant to the Registration Statement, the total number of issued and outstanding Shares, together with the total number of such shares issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible Security, as the case may be, then outstanding, will not exceed the total number of authorized Shares available for issuance under either the Registration Statement or the Articles then in effect, if any.

For purposes of the opinions set forth below, we refer to the following as the “Future Authorization and Issuance” of Securities:

●	with respect to any of the Securities, (a) the authorization by the Company of the amount, terms and issuance of such Securities (the “Authorization”), and (b) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration to be paid therefor in accordance with the Authorization;

●	with respect to Debt Securities, (a) the authorization, execution and delivery of the indenture or a supplemental indenture relating to such Securities by the Company and the trustee thereunder, and/or (b) the establishment of the terms of such Securities by the Company in conformity with the applicable indenture or supplemental indenture and applicable law, and (c) the execution, authentication and issuance of such Securities in accordance with the applicable indenture or supplemental indenture and applicable law; and

●	with respect to Warrants, Subscription Receipts, Share Purchase Contracts, Convertible Securities, Rights or Units, (a) the authorization, execution and delivery by the Company and the other parties thereto of any agreement under which such Securities are to be issued, and (b) the establishment of the terms of such Securities and the issuance of such Securities in conformity with those terms, the terms of any applicable agreement and applicable law.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.	Upon the Future Authorization and Issuance of Shares, such Shares will be validly issued, fully paid and nonassessable Shares.

2.	Upon the Future Authorization and Issuance of Debt Securities, such Debt Securities will be valid and binding obligations of the Company.

3.	Upon the Future Authorization and Issuance of Warrants, such Warrants will be valid and binding obligations of the Company.

4.	Upon the Future Authorization and Issuance of Subscription Receipts, such Subscription Receipts will be valid and binding obligations of the Company.

5.	Upon the Future Authorization and Issuance of Share Purchase Contracts, such Share Purchase Contracts will be valid and binding obligations of the Company.

6.	Upon the Future Authorization and Issuance of Convertible Securities, such Convertible Securities will be valid and binding obligations of the Company.

7.	Upon the Future Authorization and Issuance of Rights, such Rights will be valid and binding obligations of the Company.

8.	Upon the Future Authorization and Issuance of Units, such Units will be valid and binding obligations of the Company.

The opinions expressed above are subject to bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, receivership, preference, arrangement, moratorium or winding-up laws and other similar laws, regulations and judicial doctrines relating to or affecting the rights and remedies of creditors and to general principles of equity and statutory limitation periods.

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. We hereby further consent to Katten Muchin Rosenman LLP, as United States counsel to the Corporation, relying on this opinion in connection with the delivery of their opinion with respect to certain of the Securities that may be offered under the Registration Statement.

In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours very truly,

/s/ MLT Aikins LLP